UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

DUNKIN’ BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35258	20-4145825
(Commission File Number)	(IRS Employer Identification Number)

130 Royall Street

Canton, Massachusetts 02021

(Address of registrant’s principal executive office)

(781) 737-3000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2012 the Board of Directors (the “Board”) of Dunkin’ Brands Group, Inc. (the “Company”) announced the appointment of Raul Alvarez to the Board. The Board increased the size of the Board from ten to 11 members and appointed Mr. Alvarez to fill the vacancy. Mr. Alvarez, age 56, is currently a director at Lowe’s Companies, Inc. and Eli Lilly and Company and served as a director of McDonald’s Corporation and KeyCorp until 2009. Mr. Alvarez served as President and Chief Operating Officer of McDonald’s Corporation from August 2006 until his retirement in December 2009. Previously, he served as President of McDonald’s North America from January 2005 to August 2006 and as President of McDonald’s USA from July 2004 to January 2005.

Mr. Alvarez will serve as a Class I director, which class will stand for re-election at the 2015 annual meeting of stockholders. Mr. Alvarez was also appointed to the Board’s Audit Committee.

Mr. Alvarez will participate in the Company’s standard director compensation program. Pursuant to this program, each member of the Board who is not an employee of the Company receives an annual retainer of $70,000. In addition such directors receive an annual grant of restricted stock units with a fair market value equal to $85,000.

In addition, Mr. Alvarez and the Company entered into the Company’s standard indemnification agreement, the terms of which are described in the Company’s Registration Statement on Form S-1 (File No. 333-173898) (the “Registration Statement”) and a form of such agreement was filed as Exhibit 10.24 to the Registration Statement.

On May 16, 2012, the Company issued a press release announcing the appointment of Mr. Alvarez to the Board. A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders of Dunkin’ Brands Group, Inc. (the “Company”) was held on May 15, 2012. A total of 116,285,363 shares were present or represented by proxy at the meeting, representing approximately 97% of all shares entitled to vote at the Annual Meeting. The matters presented for a vote and the related results are as follows:

1.	Election of Directors

Proposal one was the election of three nominees to serve as directors of the Company for terms of three years. The results of the vote were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Anthony DiNovi	105,555,729	642,075	10,087,559

Sandra Horbach	105,566,853	630,951	10,087,559

Mark Nunnelly	105,565,748	632,056	10,087,559

Pursuant to the foregoing votes, the three nominees listed above were elected to serve on the Company’s Board of Directors. There were no additional Director nominations brought before the meeting.

2.	Advisory Vote on Executive Compensation

Proposal two was the advisory vote on the approval of the executive compensation of the named executive officers of the Company. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes

105,748,656	381,446	67,702	10,087,559

Pursuant to the foregoing vote, the stockholders adopted a non-binding advisory resolution indicating their approval of the compensation paid to the Company’s named executive officers.

3.	Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation

Proposal three was an advisory vote with respect to the frequency of future advisory votes on the compensation paid to the Company’s named executive officers. The results of the vote were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes

49,605,857	5,090,767	51,457,563	43,617	10,087,559

The Board of Directors of the Company will evaluate the results of this non-binding advisory vote and make a determination as to whether the Company will conduct an advisory stockholder vote on the Company’s executive compensation every one, two or three years.

4.	Ratification of the Independent Registered Public Accountants

Proposal four was the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes

116,000,254	243,882	41,227	0

Pursuant to the foregoing vote, the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year was approved.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Dunkin’ Brands Group, Inc. dated May 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNKIN’ BRANDS GROUP, INC.

By:	/s/ Richard Emmett
Richard Emmett
Senior Vice President, General Counsel and Secretary

Date: May 16, 2012

Index to Exhibits

Exhibit No.	Description

99.1	Press Release of Dunkin’ Brands Group, Inc. dated May 16, 2012.